UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 6, 2011
Associated Banc-Corp

(Exact name of registrant as specified in its chapter)

Wisconsin	001-31343	39- 1098068

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Hansen Road, Green Bay, Wisconsin	54304

(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code 920-491-7000
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 6, 2011, Associated Banc-Corp (the “Company”) issued a press release announcing that it intends to redeem the remaining portion of its Series A Preferred Stock issued under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program on September 28, 2011. The news release containing this information is attached as Exhibit 99.1 and is incorporated herein by reference.
Recently, the Office of the Comptroller of the Currency (the “OCC”), Associated Bank’s primary banking regulator, terminated the Memorandum of Understanding (“MOU”) entered into in November 2009. The MOU, which was an informal agreement between Associated Bank and the OCC, required Associated Bank among other things to implement a three-year capital plan providing for maintenance of capital at specified levels higher than those otherwise required by applicable regulations, notification to the OCC of dividends proposed to be paid by Associated Bank to the Company, and the Company’s commitment to act as a primary or contingent source of Associated Bank’s capital.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

99.1	News Release dated September 6, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Associated Banc-Corp
Date: September 6, 2011	By:	/s/ Brian R. Bodager
Brian R. Bodager
General Counsel & Corporate Secretary

Exhibit Index

Exhibit
Number
99.1	News Release dated September 6, 2011